Exhibit 3.62

ARTICLES OF INCORPORATION

OF

PROWLER INDUSTRIES OF TEXAS, INC.

We, the undersigned natural persons of the age of twenty-one years or more, at least two of whom are citizens of the State of Texas acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such Corporation.

ARTICLE I

The name of the Corporation is PROWLER INDUSTRIES OF TEXAS, INC.

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The purpose or purposes for which the Corporation is organized are to design, manufacture, assemble, fabricate, produce, purchase, import, receive, lease as lessee or otherwise acquire, own, hold, store, use, repair, service, maintain, mortgage, pledge or otherwise incumber, sell, assign, lease as lessor, distribute, export and generally trade and deal in and with, at wholesale or retail, as principal, agent or otherwise, goods, wares, merchandise, articles of commerce, and personal property of every kind, nature and description.

ARTICLE IV

The aggregate number of shares which the Corporation shall have authority to issue is Two Hundred Fifty (250) at the par value of One Hundred Dollars ($100.00) each.

ARTICLE V

The Corporation shall not commence business until it has received for the issuance of its shares a consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received which sum is not less than One Thousand Dollars ($1,000.00).

ARTICLE VI

The Post Office address of its initial registered office is Republic National Bank Building, Pacific at Ervay, Dallas, Texas, and the name of its registered agent at such address is C T CORPORATION SYSTEM.

ARTICLE VII

The number of Directors of the Corporation shall be fixed by the by-laws which shall not be less than three.

The number of Directors constituting the initial Board of Directors is four and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

John C. Crean
3125 Myers Street
Riverside, California

Dale T. Skinner
3125 Myers Street
Riverside, California

Jack E. Dahl
3125 Myers Street
Riverside, California

William W. Weide
3125 Myers Street
Riverside, California

ARTICLE VIII

The names and addresses of the incorporators are:

Henry H. Harbour
404 North Green Street
Longview, Texas 75601

Earl Roberts, Jr.
404 North Green Street
Longview, Texas 75601

H. P. Smead, Jr.
404 North Green Street
Longview, Texas 75601

EXECUTED this the 19th day of October, 1970.

/s/ Henry H. Harbour
HENRY H. HARBOUR

/s/ Earl Roberts, Jr.
EARL ROBERTS, JR.

/s/ H. P. Smead, Jr.
H. P. SMEAD, JR.